Exhibit 99.1

Contact:	Patrick E. Flanigan III	Brian Gill
	Corporate VP, Investor Relations	VP, Corporate Communications
	Celgene Corporation	Celgene Corporation
	(908) 673-9969	(908) 673-9530

CELGENE Corporation Announces preliminary 2016 unaudited
RESULTS and 2017 Financial GUIDANCE

-   Preliminary 2016 Unaudited Financial Results Including Net Product Sales and Diluted EPS

-   Raising 2017 Guidance for Total Revenue and Diluted EPS

-   Reaffirming 2020 Total Revenue and Adjusted Diluted EPS Financial Targets

SUMMIT, NJ – (January 9, 2017) – Celgene Corporation (NASDAQ: CELG) today provided a business update as well as its preliminary 2016 unaudited results and financial guidance for 2017 at the 35th Annual J.P. Morgan Healthcare Conference. In 2017, total revenue is expected to be approximately $13.0 billion to $13.4 billion, an 18 percent increase year-over-year, based on the mid-point of the range. The negative impact of foreign exchange on total revenue is expected to be approximately $170 million in 2017. For the full-year 2017, REVLIMID® net sales are expected to be in the range of $8.0 billion to $8.3 billion.

Based on U.S. Generally Accepted Accounting Principles (GAAP), diluted earnings per share (EPS) for the full-year 2017 is expected to be in the range of $5.85 to $6.21, excluding the impact of any strategic transactions, impairments and loss contingencies that have not yet occurred. For the full-year 2017, adjusted diluted EPS is expected to be in the range of $7.10 to $7.25, a 21 percent increase year-over-year, based on the mid-point of the range.

“In 2016, we made exceptional progress strengthening and growing our franchises while accelerating and adding to our robust pipeline; our significant business momentum supports raising our 2017 guidance,” said Mark J. Alles, Chief Executive Officer of Celgene. “We are entering a pivotal two-year period with multiple catalysts increasing our confidence in our ability to achieve or exceed our 2020 targets and sustain our growth from 2020 to 2030.”

Preliminary 2016 Financial Results Year-Over-Year (Unaudited)

•	Total net product sales are expected to be approximately $11,187 million, up 22 percent year-over-year.
-	REVLIMID®: $6,976 million, 20 percent year-over-year increase
-	POMALYST®/IMNOVID®: $1,311 million, 33 percent year-over-year increase
-	OTEZLA®: $1,017 million, 116 percent year-over-year increase
-	ABRAXANE®: $973 million, 1 percent year-over-year increase

•	GAAP operating margin is expected to be approximately 28 percent, an increase from 24 percent in the prior year, primarily due to increased product sales. Full-year 2016 GAAP diluted EPS is expected to be in the range of $2.43 to $2.51, a 27 percent year-over-year increase.
•	Adjusted operating margin is expected to be approximately 55 percent for the full year, an increase of 290 basis points (bps) year-over-year. Adjusted diluted EPS is expected to be approximately $5.94, a 26 percent year-over-year increase.

Certain activities involved in determining the audited results for the fiscal year ended December 31, 2016 are in-process and could result in the final reported audited results being different from the unaudited results noted in this press release. Additionally, please see the attached Use of Non-GAAP Financial Measures and Reconciliation of Estimated/Projected GAAP to Adjusted (Non-GAAP) Measures for further information relevant to the interpretation of adjusted financial measures and reconciliations of these adjusted financial measures to the most comparable GAAP measures, respectively, for each of 2016 and 2017.

Celgene Expects Strong Product Sales and Earnings Growth in 2017

		Year-over-Year Change*
Total Revenue	Approximately $13.0B to $13.4B	18%
REVLIMID® Net Sales	Approximately $8.0B to $8.3B	17%
POMALYST®/ IMNOVID® Net Sales	Approximately $1.6B	22%
OTEZLA® Net Sales	Approximately $1.5B to $1.7B	57%
ABRAXANE® Net Sales	Approximately $1.0B	3%
GAAP diluted EPS	$5.85 to $6.21	N/M	**
Adjusted diluted EPS	$7.10 to $7.25	21%
GAAP operating margin	Approximately 45.5%	N/M	**
Adjusted operating margin	56.4%	+150	bps
Weighted average diluted shares	~815M	+12M

*Year-over-year percentage change based on mid-point in range.

**Not meaningful as the 2017 measures exclude the impact of any strategic transactions, impairments and loss contingencies that have not yet occurred.

Reaffirming Expected 2020 Long-term financial Targets

•	2020 Total Revenue to exceed $21 billion

•	Adjusted Diluted EPS to exceed $13.00

2017 Expected Operational Milestones

Hematology/Oncology

Regulatory Submissions/Decisions

•	Decision by the U.S. Food and Drug Administration (FDA) and European Medicines Agency

(EMA) on REVLIMID® as maintenance treatment for patients with multiple myeloma following autologous stem cell transplant

•	Submission of a supplemental New Drug Authorization (sNDA) to the U.S. FDA for REVLIMID® in combination with bortezomib and dexamethasone (RVd) in patients with newly diagnosed multiple myeloma (NDMM)
•	Approval by the U.S. FDA for enasidenib (AG-221) for the treatment of patients with relapsed and/or refractory acute myeloid leukemia (AML) with isocitrate dehydrogenase-2 (IDH2) mutation

Clinical Data

•	Data from the phase III RELEVANCE® trial with REVLIMID® in combination with rituximab in patients with newly diagnosed follicular lymphoma (FL)
•	Data from the phase III AUGMENT® trial with REVLIMID® in combination with rituximab in patients with relapsed and/or refractory FL
•	Data from the phase III apact® (PANC-003) trial with ABRAXANE® as adjuvant therapy in patients with surgically resected pancreatic cancer
•	Data from the phase IV abound.70+ trial with ABRAXANE® in combination with carboplatin as a first-line treatment in patients with advanced non-small cell lung cancer (NSCLC)
•	Data from the phase II abound.PS2 trial with ABRAXANE® in combination with carboplatin as a first-line treatment in patients with advanced NSCLC and an Eastern Cooperative Group (ECOG) performance status of 2 (PS2)
•	Data from the phase II abound.2L+ trial with ABRAXANE® alone or in combination with CC-486 or durvalumab as a second or third-line treatment in patients with advanced non-small cell lung cancer
•	Data from the phase II trial with CC-486 in combination with fulvestrant in patients with ER+, HER2 breast cancer
•	Data from phase I/II trials with CC-122 and CC-220 in patients with relapsed and/or refractory multiple myeloma
•	Data from the phase I/II FUSION™ trial evaluating durvalumab as a single agent or in combination with novel agents in patients with relapsed and/or refractory multiple myeloma (RRMM), myelodysplastic syndromes and AML in collaboration with AstraZeneca, plc.
•	Data from the phase II YOSEMITE trial with demcizumab in combination with ABRAXANE® in patients with first-line metastatic pancreatic cancer in collaboration with OncoMed Pharmaceuticals, Inc.
•	Data from the phase II DENALI trial with demcizumab in patients with first-line advanced stage NSCLC in collaboration with OncoMed Pharmaceuticals, Inc.

Trial Enrollment

•	Complete enrollment in the phase III OPTIMISMM® trial with POMALYST®/IMNOVID® in second-line RRMM
•	Complete enrollment in the phase III ROBUST® trial with REVLIMID® in newly diagnosed diffuse large B-cell lymphoma (DLBCL)
•	Complete enrollment in the phase III QUAZAR trial with CC-486 in post-induction AML maintenance
•	Complete enrollment in the phase III MEDALIST™ trial with luspatercept in patients with low and INT-1 myelodysplastic syndrome with ring sideroblasts who require red blood cell (RBC) transfusions
•	Complete enrollment in the phase III BELIEVE™ trial with luspatercept in patients with beta-thalassemia who have regular RBC transfusions

Trial Initiations

•	Initiate enrollment in a phase III trial with CC-122 in relapsed and/or refractory non-Hodgkin’s lymphoma (NHL)
•	Initiate enrollment in a pivotal program with marizomib in glioblastoma
•	Initiate enrollment in a phase II trial with luspatercept in myelofibrosis in collaboration with Acceleron Pharma, Inc.
•	Initiate enrollment in a phase II trial with bb2121, a B-cell maturation antigen (BCMA) chimeric antigen receptor (CAR) T cell therapy, in RRMM in collaboration with bluebird bio, Inc.
•	Initiate enrollment in a pivotal program with JCAR017 in relapsed and/or refractory non-Hodgkin’s lymphoma in collaboration with Juno Therapeutics, Inc.

Inflammation and Immunology (I&I)

Regulatory Submissions/Decisions

•	Submission of an sNDA for OTEZLA® once-daily formulation
•	Submission of an NDA for ozanimod in patients with multiple sclerosis

Clinical Data

•	Data from the phase III SUNBEAM and RADIANCE trials with ozanimod in multiple sclerosis
•	Data from the phase II STEPSTONE trial with ozanimod in Crohn’s disease
•	Data from a phase II trial with GED-0301 in ulcerative colitis
•	Data from a phase II trial with OTEZLA® in ulcerative colitis

Trial Enrollment

•	Complete enrollment in the phase III TRUE NORTH trial with ozanimod in ulcerative colitis
•	Complete enrollment in the phase III REVOLVE trial (CD-002) with GED-0301 in Crohn’s disease
•	Complete enrollment in the phase III RELIEF® trial with OTEZLA® in Behçet’s disease
•	Complete enrollment in a phase II trial (UC-001) with OTEZLA® in ulcerative colitis
•	Complete enrollment in a pediatric phase II trial (PPSO-001) with OTEZLA® in psoriasis

Trial Initiations

•	Initiate enrollment in a phase III trial with RPC-4046 in eosinophilic esophagitis
•	Initiate enrollment in a phase III trial with OTEZLA® in scalp psoriasis
•	Initiate enrollment in a phase III trial with OTEZLA® in ankylosing spondylitis
•	Initiate enrollment in a phase IIb trial with CC-220 in systemic lupus erythematosus
•	Initiate enrollment in a phase IIa trial with CC-90001 in idiopathic pulmonary fibrosis

Research and Early Development

•	File at least 8 Investigational New Drug (IND) or Clinical Trial Applications (CTA)
•	Submission of an IND for a new CELMoD® compound in patients with multiple myeloma
•	Submission of an IND for EM901, a T-cell bi-specific antibody targeting BCMA in patients with multiple myeloma

About Celgene

Celgene Corporation, headquartered in Summit, New Jersey, is an integrated global biopharmaceutical company engaged primarily in the discovery, development and commercialization of innovative therapies for the treatment of cancer and inflammatory diseases through next-generation solutions in protein homeostasis, immuno-oncology, epigenetics, immunology and neuro-inflammation. For more information, please visit www.celgene.com. Follow Celgene on Social Media: @Celgene, Pinterest, LinkedIn, Facebook and YouTube.

Forward-Looking Statement

This press release contains forward-looking statements, which are generally statements that are not historical facts. Forward-looking statements can be identified by the words "expects," "anticipates," "believes," "intends," "estimates," "plans," "will," “outlook” and similar expressions. Forward-looking statements are based on management’s current plans, estimates, assumptions and projections, and speak only as of the date they are made. We undertake no obligation to update any forward-looking statement in light of new information or future events, except as otherwise required by law. Forward-looking statements involve inherent risks and uncertainties, most of which are difficult to predict and are generally beyond our control. Actual results or outcomes may differ materially from those implied by the forward-looking statements as a result of the impact of a number of factors, many of which are discussed in more detail in our Annual Report on Form 10-K and our other reports filed with the Securities and Exchange Commission.

Use of Non-GAAP Financial Measures

In addition to financial information prepared in accordance with U.S. GAAP, this document also contains certain non-GAAP financial measures based on management’s view of performance including:

•	Adjusted operating margin
•	Adjusted earnings per share

Management uses such measures internally for planning and forecasting purposes and to measure the performance of the Company. We believe these adjusted financial measures provide useful and meaningful information to us and investors because they enhance investors’ understanding of the continuing operating performance of our business and facilitate the comparison of performance between past and future periods. These adjusted financial measures are non-GAAP measures and should be considered in addition to, but not as a substitute for, the information prepared in accordance with U.S. GAAP. When preparing these supplemental non-GAAP financial measures we typically exclude certain GAAP items that management does not consider to be normal, recurring, cash operating expenses but that may not meet the definition of unusual or non-recurring items. Other companies may define these measures in different ways. The following categories of items are excluded from adjusted financial results:

Acquisition and Divestiture-Related Costs: We exclude the impact of certain amounts recorded in connection with business combinations and divestitures from our adjusted financial results that are either non-cash or not normal, recurring operating expenses due to their nature, variability of amounts, and lack of predictability as to occurrence and/or timing. These amounts may include non-cash items such as the amortization of acquired intangible assets, amortization of purchase accounting adjustments to inventories, intangible asset impairment charges and expense or income related to changes in the estimated fair value measurement of contingent consideration. We also exclude transaction and certain other cash costs associated with business acquisitions and divestitures that are not normal recurring operating expenses, including severance costs which are not part of a formal restructuring program.

Share-based Compensation Expense: We exclude share-based compensation from our adjusted financial results because share-based compensation expense, which is non-cash, fluctuates from period to period based on factors that are not within our control, such as our stock price on the dates share-based grants are issued.

Collaboration-related Upfront Expenses: We exclude collaboration-related upfront expenses from our adjusted financial results because we do not consider them to be normal, recurring operating expenses due to their nature, variability of amounts, and lack of predictability as to occurrence and/or timing. Upfront payments to collaboration partners are made at the commencement of a relationship anticipated to continue for a multi-year period and provide us with intellectual property rights, option rights and other rights with respect to particular programs. The variability of amounts and lack of predictability of collaboration-related upfront expenses makes the identification of trends in our ongoing research and development activities more difficult. We believe the presentation of adjusted financial results excluding collaboration-related upfront expenses, provides useful and meaningful information about our ongoing research and development activities by enhancing investors’ understanding of our normal, recurring operating research and development expenses and facilitates comparisons between periods and with respect to projected performance. All expenses incurred subsequent to the initiation of the collaboration arrangement, such as research and development cost-sharing expenses/reimbursements and milestone payments up to the point of regulatory approval are considered to be normal, recurring operating expenses and are included in our adjusted financial results.

Research and Development Asset Acquisition Expense: We exclude costs associated with acquiring rights to pre-commercial compounds because we do not consider such costs to be normal, recurring operating expenses due to their nature, variability of amounts, and lack of predictability as to occurrence and/or timing. Research and development asset acquisition expenses includes expenses to acquire rights to pre-commercial compounds from a collaboration partner when there will be no further participation from the collaboration partner or other parties. The variability of amounts and lack of predictability of research and development asset acquisition expenses makes the identification of trends in our ongoing research and development activities more difficult. We believe the presentation of adjusted financial results excluding research and development asset acquisition expenses, provides useful and meaningful information about our ongoing research and development activities by enhancing investors’ understanding of our normal, recurring operating research and development expenses and facilitates comparisons between periods and with respect to projected performance.

Restructuring Costs: We exclude costs associated with restructuring initiatives from our adjusted financial results. These costs include amounts associated with facilities to be closed, employee separation costs and costs to move operations from one location to another. We do not frequently undertake restructuring initiatives and therefore do not consider such costs to be normal, recurring operating expenses.

Certain Other Items: We exclude certain other significant items that may occur occasionally and are not normal, recurring, cash operating expenses from our adjusted financial results. Such items are evaluated on an individual basis based on both the quantitative and the qualitative aspect of their nature and generally represent items that, either as a result of their nature or magnitude, we would not anticipate occurring as part of our normal business on a regular basis. While not all-inclusive, examples of certain other significant items excluded from adjusted financial results would be: expenses for significant fair value adjustments to equity investments, significant litigation-related loss contingency accruals and expenses to settle other disputed matters.

Estimated Tax Impact From Above Adjustments: We exclude the net income tax impact of the non-tax adjustments described above from our adjusted financial results. The net income tax impact of the non-tax adjustments includes the impact on both current and deferred income taxes and is based on the taxability of the adjustment under local tax law and the statutory tax rate in the tax jurisdiction where the adjustment was incurred.

Non-Operating Tax Adjustments: We exclude the net income tax impact of certain other significant income tax items, which are not associated with our normal, recurring operations (“Non-Operating Tax Items”), from our adjusted financial results. Non-Operating Tax Items include items which may occur occasionally and are not normal, recurring operating expenses (or benefits), including adjustments related to acquisitions, divestitures, collaborations, certain adjustments to the amount of unrecognized tax benefits related to prior year tax positions, and other similar items.

Long-Term Targets

A reconciliation of long-term adjusted financial targets to the most comparable GAAP measures cannot be provided because we are unable to forecast with reasonable certainty many of the items necessary to calculate such comparable GAAP measures, including share-based compensation expense, collaboration-related upfront expense, research and development asset acquisition expense, acquisition-related expenses, fair value adjustments to contingent consideration, the ultimate outcome of legal proceedings and unusual gains and losses, as well as unforeseen events, risks and developments. These items are uncertain, depend on various factors, and could be material to our results computed in accordance with GAAP. We believe the inherent uncertainties in reconciling our long-term non-GAAP measures to the most comparable GAAP measures would make the forecasted comparable GAAP measures nearly impossible to predict with reasonable certainty and therefore inherently unreliable.

See the attached Reconciliation of Estimated/Projected GAAP to Adjusted (non-GAAP) Measures for explanations of the amounts excluded and included to arrive at the adjusted measures for the three- and twelve-month periods ended December 31, 2016 and for the projected amounts for the twelve-month period ending December 31, 2017.

Celgene Corporation and Subsidiaries

Reconciliation of Estimated/Projected GAAP to Adjusted (Non-GAAP) Measures

(Unaudited)

		Three Months Ended		Twelve Months Ended		Twelve Months Ending
		December 31, 2016		December 31, 2016		December 31, 2017
		Range		Range		Range
		Low	High	Low	High	Low	High
Estimated/projected diluted earnings per common share – GAAP	(1)	$0.49	$0.57	$2.43	$2.51	$5.85	$6.21

Per share impact of excluded items before tax:
Cost of goods sold (excluding amortization of acquired intangible assets):
Share-based compensation expense	(2)	0.01	0.01	0.04	0.04	0.04	0.04

Research and development:
Share-based compensation expense	(2)	0.08	0.08	0.32	0.32	0.34	0.32
Collaboration-related upfront expense	(1)(3)	0.16	0.16	1.02	1.02	-	-
Research and development asset acquisition expense	(1)(4)	0.34	0.34	1.11	1.11	0.37	0.37

Selling, general and administrative:
Share-based compensation expense	(2)	0.10	0.10	0.40	0.40	0.43	0.40
Litigation-related loss contingency accrual expense	(1)(5)	0.09	0.09	0.25	0.25	-	-

Amortization of acquired intangible assets	(1)(6)	0.15	0.11	0.59	0.55	0.45	0.41

Acquisition related (gains) charges and restructuring, net:
Change in fair value of contingent consideration	(1)(7)	0.02	0.01	0.04	0.03	0.18	0.16
Restructuring charges	(8)	-	-	0.02	0.02	-	-

Other income (expense), net:
Equity investment adjustment	(1)(9)	0.34	0.34	0.34	0.34	-	-

Income tax provision:
Estimated tax impact from above adjustments	(10)	(0.06)	(0.09)	(0.51)	(0.54)	(0.56)	(0.66)
Non-operating tax adjustments	(11)	(0.11)	(0.11)	(0.11)	(0.11)	-	-

Estimated/projected diluted earnings per common share - Adjusted		Approximately $ 1.61		Approximately $ 5.94		$7.10	$7.25

		Twelve Months Ended		Twelve Months Ending
		December 31, 2016		December 31, 2017
		Range		Range
		Low	High	Low	High

Operating margin percentage of revenue - GAAP	(1)	27.8%	28.1%	45.1%	46.1%
Plus adjustments:
Share-based compensation expense	(2)	5.4%	5.4%	5.1%	4.6%
Collaboration-related upfront expense	(1)(3)	7.3%	7.3%	0.0%	0.0%
Research and development asset acquisition expense	(1)(4)	8.0%	8.0%	2.3%	2.2%
Litigation-related loss contingency accrual expense	(1)(5)	1.8%	1.8%	0.0%	0.0%
Amortization of acquired intangible assets	(1)(6)	4.2%	4.0%	2.8%	2.5%
Change in fair value of contingent consideration	(1)(7)	0.3%	0.2%	1.1%	1.0%
Restructuring charges	(8)	0.1%	0.1%	0.0%	0.0%
Operating margin percentage of revenue - Adjusted		54.9%	54.9%	56.4%	56.4%

Explanation of adjustments:

(1)	Our projected 2017 financial measures do not include the effect of any business combinations, collaboration agreements, asset acquisitions, asset impairments, additional litigation-related loss contingency accruals, changes in the fair value of our CVRs issued as part of the acquisition of Abraxis BioScience Inc. (Abraxis) or non-operating tax adjustments that may occur after the day prior to the date of this press release.
(2)	Exclude share-based compensation expense.
(3)	Exclude upfront payment expense for research and development collaboration arrangements.
(4)	Exclude research and development asset acquisition expenses; 2016 includes EngMab AG.
(5)	Exclude loss contingency accrual expense related to a contractual dispute.
(6)	Exclude amortization of intangible assets acquired in the acquisitions of Pharmion Corp., Gloucester Pharmaceuticals, Inc. (Gloucester), Abraxis, Celgene Avilomics Research, Inc. (Avila), and Quanticel Pharmaceuticals, Inc. (Quanticel). The excluded expense for 2016 includes $101.5 million related to the impairment of an intangible asset acquired in the Avila acquisition.
(7)	Exclude changes in the fair value of contingent consideration related to the acquisitions of Gloucester, Abraxis, Avila, Nogra Pharma Limited, and Quanticel.
(8)	Exclude restructuring charges related to our relocation of certain operations into our two Summit, NJ locations as well as costs associated with certain headcount reductions.
(9)	Fair value adjustment to our equity investment in Juno Therapeutics, Inc. per ASC 320 "Investments—Debt and Equity Securities."
(10)	Exclude the estimated tax impact from the above adjustments.
(11)	Exclude the tax benefit of a loss related to a prior year acquisition.